QuickLinks -- Click here to rapidly navigate through this document

SEUCRITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

VITACUBE SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant a Specified in Its Charter)

Nevada	84-157088
(State of Incorporation or Organization	(IRS Employer Identification No.)
480 South Holly Street Denver, Colorado 80246	80246
(Address of Principal Executive Offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

        Securities Act registration statement file number to which this form relates:    333-116944 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:    None

        Securities to be registered pursuant to Section 12(g) of the Act:    Common stock, par value $.001 per share

TABLE OF CONTENTS

ITEM 1.	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED	1
ITEM 2.	EXHIBITS	1

Item 1.    Description of Registrant's Securities to be registered.

        The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock,, par value $0.001 per share, appearing under the caption "Description of Securities" in the form of preliminary prospectus contained in the Registration Statement on Form SB-2 (Registration No. 333-116944), as originally filed with the Securities and Exchange Commission on June 29, 2004 and as the same may be subsequently amended (as amended, the "Registration Statement on Form SB-2"). Any form of prospectus that constitutes part of the Registration Statement on Form SB-2 and is subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein.

Item 2.    Exhibits

  a.
  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.1.1	Amendment to articles of incorporation (2)
3.2	Bylaws (3)
4.1	Specimen Stock Certificate (4)

(1)
Filed with Registration Statement on Form SB-2 on or about February 27, 2001, as Exhibit 3.1 and incorporated herein by reference.

(2)
Filed with Form 10-QSB on or about November 14, 2003, as Exhibit 3.1.1 and incorporated herein by reference.

(3)
Filed with Registration Statement on Form SB-2 on or about February 27, 2001, as Exhibit 3.02 and incorporated herein by reference.

(4)
Filed herewith.

1

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VITACUBE SYSTEMS HOLDINGS, INC.
Date: July 29, 2004	By: /s/ Sanford D. Greenberg

Name: Sanford D. Greenberg
Title: Chief Executive Officer

2

QuickLinks

TABLE OF CONTENTS
SIGNATURES